UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2016

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2016, Carrizo Oil & Gas, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as the underwriters (the “Underwriters”), relating to the issuance and sale in an underwritten public offering of an aggregate of up to 6,900,000 shares (including 900,000 shares that may be sold to the Underwriters pursuant to their option to purchase additional shares described below) of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s registration statement on Form S-3 (File No. 333-198459) at a price to the Company of $37.32 per share. The Underwriters were granted an option to purchase up to an additional 900,000 shares from the Company within 30 days of the date of the Underwriting Agreement.

The Company intends to use a portion of the net proceeds from the offering, and any proceeds from the exercise of the Underwriters’ option to purchase additional shares, to fund the purchase price for the pending acquisition of approximately 15,000 net acres in the Eagle Ford Shale (the “Possible Acquisition”). Pending such use, the Company expects to use such proceeds temporarily to reduce borrowings under its revolving credit facility. The Company intends to use net proceeds not used to pay the purchase price for the Possible Acquisition, including in the event it does not consummate the Possible Acquisition, for general corporate purposes, including future potential acquisitions or a portion of its 2016 and 2017 capital expenditure plans. The offering is expected to close on October 28, 2016, subject to customary conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 1.1 to this report and incorporated by reference herein.

Statements in this report, including but not limited to those relating to the closing of the offering, use of proceeds, sales by the Underwriters, consummation of the Possible Acquisition and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include satisfaction of closing conditions to the Underwriting Agreement and to the purchase agreement for the Possible Acquisition, failure of the Possible Acquisition to close, integration and other acquisition risks, actions by the Underwriters, actions by the seller in the Possible Acquisition, results of operations, market conditions, capital needs and uses and other risks described in the prospectus relating to the offering and the Company’s Form 10-K for the year ended December 31, 2015 and its other filings with the Securities and Exchange Commission. We may not consummate the Possible Acquisition and the closing of the offering is not conditioned upon the consummation of the Possible Acquisition.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2016 by and between Carrizo Oil & Gas, Inc. and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as the Underwriters.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
Name:	David L. Pitts
Title:	Vice President and Chief Financial Officer

Date: October 26, 2016

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2016 by and between Carrizo Oil & Gas, Inc. and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as the Underwriters.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

4